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                                                                    Exhibit 6(b)

                                 CODE OF REGULATIONS
                                          OF
                       ANNUITY INVESTORS LIFE INSURANCE COMPANY


                                      ARTICLE I
                                      ---------
                                     SHAREHOLDERS
                                     ------------

              1. The annual meeting of the shareholders shall be held at the time provided in the corporation's Articles of Incorporation.

              2. All meetings of shareholders shall be held at the principal office of the corporation, or (except in the case of the annual meeting which shall be held at the place fixed in the corporation's Articles of Incorporation) at such other place within or without the State of Ohio as may be designated in the notice of such meeting.

              3. A meeting of the shareholders which is called by shareholders may be called only by persons who hold at least twenty-five percent of all shares issued and outstanding and entitled to vote at such meeting.

              4. A majority of the shares issued and outstanding and entitled to vote, represented by the holders of record thereof, in person or by proxy shall constitute a quorum at all meetings of shareholders.

                                     ARTICLE II
                                     -----------
                                  BOARD OF DIRECTORS
                                  ------------------
              1. The Board of Directors shall hold regular meetings on the third Friday of each February, May, August, and November, and such other regular meetings as it shall determine from time to time. The President may convene special meetings of the Board at any time and shall be required so to do at the request of the Executive Committee or of any four members of the Board. An organizational meeting of the Board of Directors may be held without notice immediately after each annual meeting of share-holders for the purpose of electing officers and attending to such other business as may properly come before the meeting.

              2. The Board of Directors shall adopt such plans of insurance and annuities, rates of premiums, and regulations on the subject of insurance and annuities as it may deem proper.

              3. The Board of Directors from the funds of the Corporation shall:

                      FIRST -

              Pay the necessary expenses of conducting the business of the Corporation, and all approved policy claims. The compensation of
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              each officer shall be fixed by the Board.  The compensation of each non-officer employee shall be fixed by the President

                      SECOND -

              Establish and maintain the reserve funds required by law.

                      THIRD -

              Establish and maintain surplus funds in such amounts as, in the judgment of the Board, may be necessary for the security of the Corporation.

                      FOURTH -

              Declare annually a dividend to participating policyholders, if any, according to the kind and class of each policy, that shall be applied according to the terms and conditions of each policy.

              4. After provision has been made in accordance with Section 4 of this Article for expenses, policy claims, reserve funds, surplus funds and dividends to participating policyholders, if any, the Board may from time to time declare and cause to be paid dividends to shareholders according to the terms of each class of shares then outstanding and as provided by law.

              5. The Board of Directors may create an Executive Committee or any other committee of the directors, each such committee to consist of not less than three directors, and may delegate to any such committee any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors. Any director may, however, be designated by the Chief Executive Officer or by the members present at any meeting of a committee to serve on the committee at that meeting in place of an absent committee member.

                                     ARTICLE III
                                     -----------
                                DUTIES OF THE OFFICERS
                                ----------------------
              1. PRESIDENT: The Board of Directors shall elect a President who shall be the chief executive officer of the Corporation. The President shall have general supervision and control of the business of the Corporation, shall preside at meetings of the Board of Directors and of the shareholders, and shall perform such other duties as may be assigned to him by the Board of Directors. All other officers and employees shall act under the direction of the President and shall perform such duties as he may assign to them.

              2. VICE PRESIDENTS: The Vice Presidents, under the direction of the President, shall assist in the management of the Corporation and shall perform such other duties as may be assigned to them. The President shall

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     designate a Vice President to act for him in his absence; otherwise, the
     Vice Presidents in the order in which they were listed for election at the most recent election of officers of the Corporation shall act in his place and perform the duties of his office.

              3. SECRETARY: The Secretary shall keep the minutes of meetings of shareholders, of the Board of Directors and of committees of the Board of Directors and shall record them in books kept for that purpose, shall keep all corporate records and archives and shall perform such other duties as may be assigned to him. In addition, in the absence of the President and all Vice Presidents, the Secretary shall act in the place of the President and shall perform all the duties of his office.

                                     ARTICLE IV
                                     -----------
                               EXECUTION OF INSTRUMENTS
                               ------------------------
              The President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and each of them, shall have authority to execute in the name of and on behalf of the Corporation all deeds, mortgages, powers of attorney, waivers of service, leases, contract, bonds, full or partial assignments and releases of mortgages, deeds of trust, vendors' liens, judgments, tax certificates, certificates of purchase or other securities, and any and all other instruments that are necessary or proper to be executed in the transaction of the Corporation's business, and to affix the corporate seal thereto when necessary. The Board of Directors may from time to time authorize other officers and non-officer employees to execute instruments and to affix the corporate seal thereto.

                                      ARTICLE V
                                      ---------
                      INDEMNIFICATION OF DIRECTORS AND OFFICERS
                      -----------------------------------------
              The Corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify any person who is or was a director or officer of the Corporation and whom it may indemnify pursuant thereto. The Corporation may, within the sole discretion of the Board of Directors, indemnify in whole or in part any other persons whom it may indemnify pursuant thereto.

                                     ARTICLE VI
                                     ----------
                               CERTIFICATES FOR SHARES
                               -----------------------
              If any certificate for shares is lost, stolen or destroyed, a new certificate may be issued upon such terms or under such rules as the Board of Directors may from time to time determine.





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                                     ARTICLE VII
                                     -----------
                                         SEAL
                                         ----

              The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

                                     ARTICLE VIII
                                     ------------
                                     FISCAL YEAR
                                     -----------
              The fiscal year of the Corporation shall end on December 31 of each year, or on such date as the Board of Directors may from time to time determine.






































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